Registration No. 333-214638

As filed with the Securities and Exchange Commission on February 16, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

KALMIN CORP.

(Exact name of registrant as specified in its charter)

Nevada	2673
(State or Other Jurisdiction of	Primary Standard Industrial
Incorporation or Organization)	Classification Code Number
37-1832675
IRS Employer
Identification Number

Kalmin Corp.

Alberdi 1045 Caacupe, Paraguay

Tel. +1(702) 879-4171

Email: corp@kalmincorp.com

(Address and telephone number of principal executive offices)

Business Filings Incorporated

 701 S. Carson St., Suite 200

 Carson City, Nevada 89701

Phone: 800-981-7183

 (Name, address and telephone number of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: РЃ

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: РЃ

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: РЃ

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of вЂњlarge accelerated filer,вЂќ вЂњaccelerated filerвЂќ and вЂњsmaller reporting companyвЂќ in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	Accelerated filer:	Non-accelerated filer:	Smaller reporting company: X

Securities to be Registered	Amount to be Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price	Registration Fee
Common Stock:	3,000,000	$0.02	$60,000	$6.05*

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

*- The fee was previously paid.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

KALMIN CORP.

3,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of Kalmin Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President Jose Galarza, will attempt to sell the shares.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Kalmin Corp. is an early stage company and as of the date of this filing we have been involved primarily in organizational activities. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Kalmin Corp., which includes a statement expressing doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (вЂњFINRAвЂќ) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

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We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 10 THROUGH 19 BEFORE BUYING ANY SHARES OF KALMIN CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED FEBRUARY 16, 2017

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	7
RISK FACTORS	10
FORWARD-LOOKING STATEMENTS	19
USE OF PROCEEDS	19
DETERMINATION OF OFFERING PRICE	21
DILUTION	21
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	26
DESCRIPTION OF BUSINESS	34
LEGAL PROCEEDINGS	39
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	39
EXECUTIVE COMPENSATION	41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	42
PLAN OF DISTRIBUTION	43
DESCRIPTION OF SECURITIES	46
INDEMNIFICATION	47
INTERESTS OF NAMED EXPERTS AND COUNSEL	48
EXPERTS	48
AVAILABLE INFORMATION	48
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	48
INDEX TO THE FINANCIAL STATEMENTS	50

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, вЂњWE,вЂќ вЂњUS,вЂќ вЂњOUR,вЂќ AND вЂњKALMIN CORP.вЂќ REFERS TO KALMIN CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

KALMIN CORP.

We are an early stage company and intend to commence operations in production business area, particularly in production of kalabas cups. The kalabases can be different size and facture, various engraving and design. The main factor is that we can do individual engraving and design and the customer can choose from our range of samples or create his own design of kalabas cup.

Kalmin Corp. was incorporated in Nevada on July 20, 2016. We intend to use the net proceeds from this offering to develop our business operations (See вЂњDescription of BusinessвЂќ and вЂњUse of ProceedsвЂќ). To implement our plan of operations we require a minimum of $15,000 for the next twelve months as described in our Plan of Operations. Our sole officer and director, Jose Galarza has verbally agreed to loan the needed amount for the Company through the registration and production process. There is no assurance that we will generate significant revenue in the first twelve months after completion of our offering or ever generate any revenue. Being an early stage company, we have very limited operating history.

As of November 30, 2016 we have developed our business plan for a period of 12 months, registered the domain name for our website and filled it with initial information about the company, signed a lease agreement for a period of one year with the option of expansion and signed a sales contract for distribution of kalabases. In accordance with our Plan of Operations if we are unable to raise a minimum funding of $15,000 required to conduct our business over the next twelve months, our business will be harmed. After the 12-month period, we may need additional financing to continue our operations. Our principal executive office is located at Alberdi 1045, Caacupe, Paraguay. Our phone number is +1 (702) 879-4171.

As of November 30, 2016 our company Kalmin Corp. has generated limited revenues of $4,300 from selling our kalabases and bombillas to our first customer Tienda Calabaza Mate the sales contract with who is filed as an exhibit to this registration statement.

As we have a limited operating history and have limited revenues as of November 30, 2016 we are a вЂњshell company,вЂќ as applicable federal securities law defines that term. We expect that we will continue to be a вЂњshell companyвЂќ until we have more operations and have substantial revenues and assets. We anticipate that if we receive $60,000 from this offering we should have enough money to expand our business of kalabases production that will be sufficient to cause us to not be considered as a вЂњshell companyвЂќ. We cannot provide any guarantee or assurance, however, that in the event we raise $60,000 from this offering we will have enough money to engage in profitable operations. During the time that we are a вЂњshell companyвЂќ, holders of our restricted securities will not be able to rely on Rule 144 in connection with the sale of those restricted securities.

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We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company or an unidentified company or companies, or other entity or person.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director, Mr. Galarza will be devoting approximately twenty hours a week to our operations, because we do not need to devote more time at the current stage of our business. As far as we will increase the number of customers, our sole officer and director will devote more time on Kalmin Corp. As a result, our operations may be sporadic and occur at times, which are convenient to our sole officer and director Mr. Galarza.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	Kalmin Corp.
Securities Being Offered: Shares outstanding prior to offering: Shares outstanding after (assuming all the shares are sold) offering:	3,000,000 shares of common stock. 4,000,000 shares of common stock. 7,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds from selling 100% of shares:

Gross Proceeds from selling 75% of shares:

Gross Proceeds from selling 50% of shares:

Gross Proceeds from selling 25% of shares:

Gross Proceeds from selling 10% of shares:

$60,000 $45,000 $30,000 $15,000 $6,000 Furthermore, if the company does not sell any shares from this offering, it will not receive gross proceeds accordingly.
Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Jose Galarza.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $7,000.
Risk Factors	See вЂњRisk FactorsвЂќ and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements as follows:

	August 31, 2016	November 30, 2016
		(unaudited)
Balance Sheet Data	($)	($)
Cash and cash equivalents	581	1,485
Total Assets	2,621	8,195
Total Liabilities	853	8,453
Total StockholderвЂ™s Equity	1,768	258
	From July 20,2016 (Inception) to August 31, 2016	Three months ended November 30, 2016
		(unaudited)
Statements of Operations Data	($)	($)
Revenues	вЂ“	4,300
Cost of goods sold	вЂ“	673
Total Expenses	2,232	5,653
Net Loss	(2,232)	(2,026)
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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE AN EARLY STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on July 20, 2016 and till current time we have commenced limited business operations such as formed the company, developed our business plan, set up our web site, and leased and office space, and we have purchased our 3D Milling machine and raw materials. We are newly created company. Potential investors should be aware of the difficulties normally encountered by new companies. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any substantial revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful. If we are unsuccessful in addressing these risks, our business will most likely be harmed.

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We require minimum funding of approximately $15,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Jose Galarza, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Galarza has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. His agreement to loan funds to Kalmin Corp. is verbal and this verbal commitment is filed as exhibit to this registration statement. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

AS OF NOVEMBER 30, 2016 WE HAVE EARNED LIMITED REVENUE AND OUR ABILITY TO START AND SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our future is dependent upon our ability to obtain financing and upon future profitable operations in production of kalabas cups. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise doubt that we will be able to continue as a going concern. GBH CPAs, PC, our independent registered public accounting firm, has expressed doubt about our ability to start and continue as a going concern.

This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. In case if our sole officer and director Mr. Galarza is not able to loan to the company needed amount of funds, and in case if the company is not generating sufficient amount of $15,000 from selling kalabases we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountantвЂ™s comments when determining if an investment in Kalmin Corp. is suitable.

WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO DEVELOP OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE SIGNIFICANT REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

As of November 30, 2016, we have limited income and have recently starting our operation. The proceeds of this offering may not be sufficient for us to achieve sufficient revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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WE FACE COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our work area is extensive. There are many different concepts of kalabases production in Paraguay and our services are not a lot unique to their services. Even though the industry is fragmented, it has a number of well-established companies, such as Industrias Acha Sacif, Alberto Calatrava San Isidro and others, which are profitable and have developed a brand name. Marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OPERATIONS OR OUR BUSINESS WILL BE HARMED.

Due to the fact we are small and do not have much capital, we have limited marketing activities and may not be able to make our products known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, our operations will be harmed.

BECAUSE WE WILL IMPORT OUR RAW MATERIALS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import our equipment and some of raw materials from overseas. Because we plan to purchase our raw materials from abroad and ship them to our locations in Paraguay, we believe that disruptions in import shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in the place of location. Deliveries of our products may be disrupted through factors such as:

(1)      Raw material shortages, work stoppages, strikes and political unrest;

(2)      Problems with ocean shipping, including work stoppages and shipping container shortages;

(3)      Increased inspections of import shipments or other factors causing delays in shipments; and

(4)      Economic crises, international disputes and wars.

Also if there are any issues regarding shipping raw materials or equipment from overseas we consider an option of purchasing raw materials for our production from Americans or European suppliers, which could cause price increases. It may impact out financial part and we will spend more funds on buying local raw materials and as a result we might need additional financing.

PROBLEMS WITH PRODUCT QUALITY OR PRODUCT PERFORMANCE, INCLUDING DEFECTS, IN THE PRODUCTS WE DISTRIBUTE COULD RESULT IN A DECREASE IN CUSTOMERS AND REVENUE, UNEXPECTED EXPENSES AND LOSS OF MARKET SHARE FOR OUR COMPANY.

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Because we are sourcing our raw materials from overseas we may encounter issues with product quality and consistency. If we deliver products with errors or defects or if there is a perception that our products contain errors or defects, our credibility and the market acceptance and sales of our products could be harmed.

The possibility of future product failures could cause us to incur substantial expense to repair or replace defective product.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN SUBSTANTIAL PART OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Galarza, our sole officer and director, will own substantial part of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Galarza may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE COMPANYвЂ™S HEADQUARTER AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and director is a non-U.S. resident, and our headquarters together with assets are located outside the United States. Consequently, it may be difficult for investors to affect service of process on them in the United States or to enforce a judgment obtained in the United States against us or our officer and director, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. Since all our assets will be located outside U.S. it may be difficult for U.S. investors to collect a judgment against us. Additionally they will be outside of the jurisdiction of United States courts to administer, if we become subject to an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were located within the United States and subject to United States bankruptcy laws.

IF MR. GALARZA, OUR PRESIDENT AND DIRECTOR RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our president and director, Jose Galarza, for the future success of our business. The loss of the services of Mr. Galarza could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

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HAVING ONLY ONE DIRECTOR LIMITS OUR ABILITY TO ESTABLISH EFFECTIVE INDEPENDENT CORPORATE GOVERNANCE PROCEDURES AND INCREASES THE CONTROL OF OUR PRESIDENT OVER OPERATIONS AND BUSINESS DECISIONS.

We have only one director, who is our principal executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives his significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our presidentвЂ™s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

AS AN вЂњEMERGING GROWTH COMPANYвЂќ UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an вЂњemerging growth companyвЂќ under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

вЂў      Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

вЂў      Provide an auditor attestation with respect to managementвЂ™s report on the effectiveness of our internal controls over financial reporting;

вЂў      Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditorвЂ™s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

вЂў      Submit certain executive compensation matters to shareholder advisory votes, such as вЂњsay-on-payвЂќ and- вЂњsay-on-frequency;вЂќ and

вЂў      Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief ExecutiveвЂ™s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. We will remain an вЂњemerging growth companyвЂќ for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a вЂњlarge accelerated filerвЂќ as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

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Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

SINCE THERE IS NO MINIMUM FOR OUR OFFERING, IF ONLY A FEW PERSONS PURCHASE SHARES THEY WILL LOSE THEIR MONEY IMMEDIATELY WITHOUT US BEING EVEN ABLE TO DEVELOP A MARKET FOR OUR SHARES.

Since there is no minimum with respect to the number of shares to be sold directly by the company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

YOU MAY NOT REVOKE YOUR SUBSCRIPTION AGREEMENT ONCE IT IS ACCEPTED BY THE COMPANY OR RECEIVE A REFUND OF ANY FUNDS ADVANCED IN CONNECTION WITH YOUR ACCEPTED SUBSCRIPTION AGREEMENT AND AS A RESULT, YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT IN OUR COMMON STOCK.

Once your subscription agreement is accepted by the company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the company that you consider to be materially unfavorable. The company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the company's use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

OUR PRESIDENT, MR. GALARZA DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

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Mr. Galarza does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the companyвЂ™s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the company was formed on July 20, 2016 and has no operating history and limited revenues as of November 30, 2016, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

As of November 30, 2016 our company Kalmin Corp. has generated limited revenues of $4,300 from selling our kalabases and bombillas to our first customer Tienda Calabaza Mate the sales contract with who is filed as an exhibit to this registration statement.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least 25% of the shares and we receive the proceeds in the amount of $15,000 from this offering.

ANY ADDITIONAL FUNDING, WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK IN THE FUTURE WILL RESULT IN DILUTION TO PURCHASERS OF SECURITIES IN THIS OFFERING.

We are an early stage company and have generated limited revenue as of November 30, 2016. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. Our most likely sources of additional capital will be through the sale of additional shares of common stock and through selling our kalabases. The stock issuances will cause interests of purchasers of securities in this offering to be diluted. Such dilution will negatively affect the value of investorsвЂ™ shares.

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THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G - 9 WHICH ESTABLISHED THE DEFINITION OF A вЂњPENNY STOCK.вЂќ

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the вЂњExchange ActвЂќ), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over the Counter Bulletin Board (вЂњOTCBBвЂќ). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Kalmin Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT SIGNIFICANT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $7,000. We will have to utilize funds from Jose Galarza, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate on going changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses. In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an вЂњemerging growth company,вЂќ as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

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UNITED STATES STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

BECAUSE WE ARE A вЂњSHELL COMPANYвЂќ, THE HOLDERS OF OUR RESTRICTED SECURITIES WILL NOT BE ABLE TO SELL THEIR SECURITIES IN RELIANCE ON RULE 144, UNTIL WE CEASE BEING A вЂњSHELL COMPANYвЂќ.

We are a вЂњshell companyвЂќ as the applicable federal securities law defines that term. Specifically, because of the nature and amount of our assets, our limited operations history and limited revenues pursuant to applicable federal rules, we are considered a вЂњshell companyвЂќ. Applicable provisions of Rule 144 specify that during that time that we are a вЂњshell companyвЂќ holders of our restricted securities cannot sell those securities in reliance on Rule 144. Another implication of us being a вЂњshell companyвЂќ is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. For us, to cease being a вЂњshell companyвЂќ, we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as вЂњanticipateвЂќ, вЂњbelieveвЂќ, вЂњplanвЂќ, вЂњexpectвЂќ, вЂњfutureвЂќ, вЂњintendвЂќ, and similar expressions to identify such forward- looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the вЂњRisk FactorsвЂќ section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and вЂњbest-effortsвЂќ basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company. There is no assurance that we will raise the full $60,000 as anticipated.

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Gross proceeds	$15,000	$30,000	$45,000	$60,000
Offering expenses	$7,000	$7,000	$7,000	$7,000
Net proceeds	$8,000	$23,000	$38,000	$53,000
SEC reporting and compliance	$7,000	$7,000	$7,000	$7,000
Establishing an office	$-	$2,000	$4,000	$5,000
Website development	$-	$1,500	$3,500	$4,500
Sales person salary	$-	$1,500	$2,500	$3,500
3D Milling Machine	$-	$3,500	$7,000	$14,000
Raw materials	$700	$2,000	$4,000	$6,000
Marketing and advertising	$300	$2,000	$4,000	$6,000
Lease expenses	$-	$1,500	$3,000	$3,000
Miscellaneous expenses	$-	$2,000	$3,000	$4,000

* SEC reporting and compliance costs will be approximately $7,000. Therefore, in the scenario of selling 25% of the maximum offering amount, after paying offering expenses SEC reporting and compliance we will have a $1,000 and will be able to use them. If we need additional funds to meet the SEC reporting and compliance obligations Jose Galarza, our director, has verbally agreed to loan the company funds to complete the registration process.

The above figures represent only estimated costs. If necessary, Jose Galarza, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Galarza will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Galarza. Mr. Galarza will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

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As of November 30, 2016, our company has generated limited revenues of $4,300 from selling our kalabases and bombillas to our first customer Tienda Calabaza Mate the sales contract with who is filed as an exhibit to this registration statement.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the companyвЂ™s officer for common equity since the companyвЂ™s inception on July 20, 2016. Jose Galarza, the companyвЂ™s sole officer and director, paid $0.001 per share for the 4,000,000 shares of common stock he purchased from the company on August 23, 2016.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following sections compare the differences between our future investorвЂ™s investment in our shares and the investment of our existing stockholders.

As of November 30, 2016, the net tangible book value of our shares of common stock was negative $258 or approximately ($0.0001) per share.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $52,742 or approximately $0.0075 per share. The net tangible book value per share prior to the offering is ($0.0001). The net tangible book value of the shares held by our existing stockholders will be increased by $0.0076 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0124 per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 42.86% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.02 per share. Our existing stockholder will own 57.14% of the total number of shares then outstanding, for which he has made contributions of cash totaling $4,000 or $0.001 per share.

If 75% of the Shares Are Sold

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Upon completion of this offering, in the event 2,250,000 shares are sold, the net tangible book value of the 6,250,000 shares to be outstanding will be $37,742, or approximately $0.006 per share. The net tangible book value per share prior to the offering is ($0.0001). The net tangible book value of the shares held by our existing stockholders will be increased by $0.0061 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0139 per share.

After completion of this offering investors in the offering will own approximately 36% of the total number of shares then outstanding for which they will have made cash investment of $45,000, or $0.02 per share. Our existing stockholder will own approximately 64% of the total number of shares then outstanding, for which he has made contributions of cash totaling $4,000 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $22,742 or approximately $0.0041 per share. The net tangible book value per share prior to the offering is ($0.0001). The net tangible book value of the shares held by our existing stockholders will be increased by $0.0042 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0158 per share.

After completion of this offering investors in the offering will own approximately 27.27% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.02 per share. Our existing stockholder will own approximately 72.73% of the total number of shares then outstanding, for which he has made contributions of cash totaling $4,000 or $0.001 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 750,000 shares are sold, the net tangible book value of the 4,750,000 shares to be outstanding will be $7,742 or approximately $0.0016 per share. The net tangible book value per share prior to the offering is ($0.0001). The net tangible book value of the shares held by our existing stockholders will be increased by $0.0017 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0183 per share.

After completion of these offering investors in the offering will own 15.79% of the total number of shares then outstanding for which they will have made cash investment of $15,000, or $0.02 per share. Our existing stockholder will own 84.21% of the total number of shares then outstanding, for which he has made contributions of cash totaling $4,000 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

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Existing Stockholder if all of the Shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	($0.0001)
Potential gain to existing shareholder	$60,000
Net tangible book value per share after offering	$0.0075
Increase to present stockholders in net tangible book value per share after offering	$0.0076
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 100% of shares	7,000,000
Percentage of ownership after offering	57.14%

Existing Stockholder if 75% of Shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	($0.0001)
Potential gain to existing shareholder	$45,000
Net tangible book value per share after offering	$0.006
Increase to present stockholders in net tangible book value per share after offering	$0.0061
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 100% of shares	6,250,000
Percentage of ownership after offering	64%

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Existing Stockholder if 50% of Shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	($0.0001)
Potential gain to existing shareholder	$30,000
Net tangible book value per share after offering	$0.0041
Increase to present stockholders in net tangible book value per share after offering	$0.0042
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 100% of shares	5,500,000
Percentage of ownership after offering	72.73%

Existing Stockholder if 25% of Shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	($0.0001)
Potential gain to existing shareholder	$15,000
Net tangible book value per share after offering	$0.0021
Increase to present stockholders in net tangible book value per share after offering	$0.0017
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 100% of shares	4,750,000
Percentage of ownership after offering	84.21%

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Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.02
Dilution per share	$0.0124
Capital contributions	$60,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholder	6.25%
Percentage of capital contributions by new investors	93.75%
Percentage of ownership after offering	42.86%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0139
Capital contributions	$45,000
Number of shares after offering held by public investors	2,250,000
Percentage of capital contributions by existing shareholder	8.16%
Percentage of capital contributions by new investors	91.84%
Percentage of ownership after offering	36%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0158
Capital contributions	$30,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholder	11.76%
Percentage of capital contributions by new investors	88.24%
Percentage of ownership after offering	27.27%
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Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0183
Capital contributions	$15,000
Number of shares after offering held by public investors	750,000
Percentage of capital contributions by existing shareholder	21.05%
Percentage of capital contributions by new investors	78.95%
Percentage of ownership after offering	15.79%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•      Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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вЂў      Provide an auditor attestation with respect to managementвЂ™s report on the effectiveness of our internal controls over financial reporting;

вЂў      Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditorвЂ™s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

вЂў      Submit certain executive compensation matters to shareholder advisory votes, such as вЂњsay-on-payвЂќ and вЂњsay-on-frequency;вЂќ and

вЂў      Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEOвЂ™s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an вЂњemerging growth companyвЂќ for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a вЂњlarge accelerated filerвЂќ as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

We are an early stage company. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, hiring sales personnel and entering into agreements with new clients. We have not planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated limited revenues.

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To meet our needs for cash we are attempting to raise money from this offering and from selling our kalabases. We believe that we will be able to raise enough money through this offering or through selling our products to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. As of November 30, 2016, we have signed sales contract, and we believe that we might get a production order for this customer in the nearest time.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $60,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We intend to commence operations in the business of kalabas cups production. Our business is creating kalabases for drinking mate tea. We have generated limited revenues as of November 30, 2016. We have created our business plan, set up our website and we have purchased our 3D Milling machine and raw materials. Now we are developing models of our business cards.

Through November 30, 2016, we have generated limited revenues of $4,300 from selling our kalabases and bombillas to our first customer.

Our cash balance as of November 30, 2016 will not be sufficient to fund our operations for the next twelve months, if we are unable to successfully raise money in this offering. However, if we sell half of the securities offered for sale by the company and raise the gross proceeds of $30,000 will satisfy cash requirements for twelve months and we will not be required to raise additional funds to meet operating expenses, but our growth plan of operations will be limited. If we sell more than quarter of the shares in this offering, we provide funds for in accordance to our plan of estimated expanses. If we need more money, we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Mr. Galarza, our sole officer and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no maximum amount of funds that our President has agreed to advance. Mr. Galarza, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

During the first and second month after completion of this offering, we will establish our office. During month 2nd -5th we will be developing our marketing campaign and our website developing will be from 1st to 3rd month also we believe that we will start to sell our product more widely. Until this time, we do not believe that our operations will be profitable. There is no assurance we will ever reach that stage.

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We will not be conducting any product research or development. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is profitably selling kalabases.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell kalabases cups. Our plan of operations following the completion is as follows:

Establish our Office

Time Frame: 1st - 2nd months. Material costs: $2,000-$5,000.

Upon completion of the offering we plan to set up an office in Asuncion, Paraguay, and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as telephone, fax, office supplies and furniture. Our sole officer and director, Jose Galarza will provide his own laptop for the office and will take care of our initial administrative duties. We believe that it will cost at least $600 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell only 25% of our shares, our director will allocate the necessary funds for the resettlement office and early costs. In the event of selling 50% of the shares we would buy new modern computer and better software for our business. In this case, set up costs will be approximately $2,000 and modern 3D Milling Machine will cost $3,500. If we sell 75% of the shares offered, we will buy better equipment with advanced features such as another modern computer for our work for two milling machines, it will be cost $4,000 and cost for the equipment will be $7,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday production and also big screen TV for the purpose of showing the samples of our kalabases with different individual engraving and it will be glass showcase with our products, therefore the office set up costs will be approximately $5,000 and cost for the four 3D Milling Machines will be $14,000.

Develop Our Website

Time Frame: 1st вЂ“ 3rd months. Material costs: $1,500-$4,500.

If we only sell 25% of shares, we are not going to spend additional money on developing and evolving our website.

During this period, we intend to begin developing our website. Our sole officer and director, Jose Galarza will be in charge of all website activities.  We registered domain name for our website www.kalmincorp.com and fill it with general information about the company and production process. Further we plan to attract a web designer to help us with the designing and developing our website. We do not have any written agreements with any of web designers at current time. The website development costs, including site designing and implementation will be approximately $1,500 in the event of selling 50% of the shares. If we sell 75% of the shares offered or all of the shares offered we would develop more sophisticated and well-designed web site with online-shop, therefore developing cost will be $3,500 and $4,500 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

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Marketing

Time Frame: 2nd - 5th months. Material costs: $300-$6,000.

We expect to have the website fully complete and operational in both English and Spanish. We intend to use marketing tools, such as web advertisements, direct mailing, and phone calls to acquire potential customers. When we complete our website and it is fully operational we will begin to market our website using the following online social media avenues:

вЂў        Facebook,

вЂў        Twitter,

вЂў        Instagram,

вЂў        Google AdWords,

вЂў        Blogging.

If we will sell 25% of shares, we can spend just a $300 for creating a simple landing page and some billboard advertisement.

We will develop our client base by focusing our marketing efforts on kalabases with individual engraving production. We will compete with other distributors for positioning of our products in retail space. We also plan to attend trade shows in our industry such as tea festivals, exhibition of handmade utensil and cups and others to showcase our product with a view to find new customers. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We intend to spend from $300 to $6,000 on marketing efforts during the first year, which depend on the amount of sold shares. Marketing is an ongoing matter that will continue during the life of our operations.

If we do not raise at least $30,000 in this offering, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, our operations will be harmed.

Negotiations with potential customers

Time Frame: 3rd -12th months. No material costs.

We plan to put in our marketing plan and start negotiation with potential customers. We plan to enter the market in a way of offering our products to the potential customers such as online resources of mate tea and tea kiosks in our city location and might signed agreements with them. We will negotiate terms and conditions of collaboration. This activity will be ongoing throughout our operations. Even if we are able to obtain sufficient number of customers and agreements with them in the end of the twelve monthsвЂ™ period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

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Hire a sales and assistant person

Time Frame: 6th - 12th months. Material costs: $1,500-$3,500.

In general, our machine needs only one person to operate, it is very simply constructed and does not require special knowledge and skills, so our sole director and officer can execute these operations by himself, but further in the event of selling all of shares of this offering we are planning to hire an assistant for our sole director and officer Jose Galarza for the supporting in operating of 3D Milling Machine.

If we sell at least half of shares in this offering, we intend to hire one salesperson with good knowledge and connections in our market area that will execute duties for two days a week. The salary of the sales person in this case will be $1,500 per year. The salespersonвЂ™s responsibilities will be finding potential purchasers, introduce our products and negotiate with them regarding all related questions. If we sell 75% of shares in this offering, we intend to hire sales person for a half working day and assistant of our director and the salary will be $2,500 per year. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations. In the event of selling all of the shares our sales person will work a half-day and assistant of our sole director and officer will work also half working day. For such work our future employee might have $3,500 salary.

In summary, during 1st-2nd monthвЂ™ we should establish our office and till 3rd month fully develop our website. After this point we should be ready to start more significant operations and start selling our products. During 2nd-5th month we will be developing our marketing campaign. Further we are planning to negotiate with the potential customers and hiring sales person and assistant for our sole director and officer accordingly to the plan described above in accordance to sold shares from this offering. Our miscellaneous expenses include replacement consumables and major spare parts for our machines, as well as oil and other small replacement parts. The cost for such service will be from $2,000- $4,000. There is no assurance that we will generate any significant revenue in the first twelve months after completion our offering or ever generate any additional revenue.

Jose Galarza, our president and director will be devoting 75% of his time for planning and organizing activities for Kalmin Corp. Once we expand operations, and are able to attract more and more customers to buy our products, Mr. Galarza has informally agreed to commit more time as required. After one year we may need additional financing and our director agreed to allocate funds if it will be necessary.

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Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Gross proceeds	$15,000	$30,000	$45,000	$60,000
Offering expenses	$7,000	$7,000	$7,000	$7,000
Net proceeds	$8,000	$23,000	$38,000	$53,000
SEC reporting and compliance	$7,000	$7,000	$7,000	$7,000
Establishing an office	$-	$2,000	$4,000	$5,000
Website development	$-	$1,500	$3,500	$4,500
Sales person salary	$-	$1,500	$2,500	$3,500
3D Milling Machine	$-	$3,500	$7,000	$14,000
Raw materials	$700	$2,000	$4,000	$6,000
Marketing and advertising	$300	$2,000	$4,000	$6,000
Lease expenses	$-	$1,500	$3,000	$3,000
Miscellaneous expenses	$-	$2,000	$3,000	$4,000
Total	$8,000	$23,000	$38,000	$53,000

The various offering amounts presented in the table above are for illustrative purposes only.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and do have limited revenues as of November 30, 2016. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

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Through November 30, 2016, we have generated limited revenues of $4,300 from selling our kalabases and bombillas to our first customer.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

RESULTS OF OPERATION

From Inception on July 20, 2016 to November 30, 2016

During the period we have formed the company, developed our business plan, set up our web site, signed lease agreement and we have purchased our milling machine and raw materials. Our loss since inception to November 30, 2016 was $2,232.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, we have sold 4,000,000 shares of common stock to our sole officer and director Jose Galarza for net proceeds of $4,000.

We are attempting to raise funds to start with our plan of operation. We will have to utilize funds from Jose Galarza, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Galarza has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To start with our operations within twelve months, we need a minimum of $15,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 monthsвЂ™ financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a вЂњgoing concernвЂќ opinion, meaning that there is a doubt if we want to start and continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our business plan and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

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Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering. Currently we do not have sufficient capital to fund our business development. Per the Use of Proceeds section, we are attempting to raise $60,000, from this Offering.  However, if we raise $45,000 or $30,000, we feel this is sufficient to develop the business for the next twelve months.  If we are only able to raise $15,000, from this offering, then we feel this will be sufficient for the next twelve months to cover professional fees and minimal business development. Even if we have enough funds for first year, it does not mean that we do not require additional investment to continue our production.

DESCRIPTION OF BUSINESS

General

Our company Kalmin Corp. was incorporated on July 20, 2016 in the State of Nevada United States of America, with an established end of fiscal year of August 31. We do have limited revenues, have minimal assets and have incurred losses since inception as of November 30, 2016. We are an early-stage company formed to create special equipment for drinking mate tea вЂ“ Kalabas.

We have developed twelve monthsвЂ™ business plan, purchased and set up our first 3D Milling Machine and signed a lease agreement for a 1-year term. To the date we have set up our first 3D Milling Machine, tested its operation and produced a range of demonstration samples to attract of potential business partners and fulfilled first two orders of our items for our first customer Tienda Calabaza Mate. We have director Jose Galarza who can manage our production.

About Mate tea.

We suppose that mate tea is one of the most useful drinks in the world. That requires special equipment for use, such as Kalabas and Bombilla. Nowadays mate is acquiring more and more fans.

Official research scientists say that mate tea contains practically all the vitamins and substances necessary for the maintenance of normal human life. There is resin fiber, volatile oil, tannin, which is found in many plant substances. Besides - carotene, group A, C, E, B1, B2 vitamins, vitamin B-complex group in a higher concentration than the well-known honey beesвЂ™ uterus, riboflavin, niacin, pantothenic acid, biotin, magnesium, calcium, iron, sodium, potassium, manganese, silicon, phosphate, sulfur, hydrochloric acid, chlorophyll, choline, inositol. In its conclusions, the scientists pointed out that a plant with so many essential and vital nutrients - extremely rare in nature. 123

About our Kalabas and Bombilla.

We will produce kalabas for drinking mate tea. There are many options for the production and we choose to use wood. Kalabas (calabash) is a traditional vessel for drinking yerba mate. In ancient times, Indians kalabas was manufactured from wood gourd. Later, they began to produce vessels of wood, fret, iron framing. The second mandatory attribute is Bombilla. Bombilla previously made of thin hollow trunks of plants. Today it is a whole industry; they are made of metal (stainless steel), silver. The top of the tube is slightly flat mouthpiece, which may be gold-plated or silver, and at the bottom - with a special filter. Bombilla may be straight or slightly curved.

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1 https://examine.com/supplements/yerba-mate/

2 https://en.wikipedia.org/wiki/Yerba_mate

3 https://authoritynutrition.com/8-benefits-of-yerba-mate/

In the future we plan to expand the production and purchase more machines. We are planning to rent a bigger office when are operations are expanded and we attract more customers.

Product

We are going to produce main necessary equipment for drinking mate, which are kalabas and bombilla. We start with the cups of the same size and will expand the range of kalabases in the future. Aluminum and wood are used as raw materials for our production. These materials will last longer, and it has become more popular than the pumpkin, which often cracks. At the end with a special 3D Milling machine we will give the original look and engraved patterns to our product.

In addition we will order the tubes, the Bombilla itself. There are examples of the items:

Production machine

For the manufacture and application of kalabas original engravings and patterns, we need special equipment. This is 3D Milling Machine, which is capable of processing wood, metal, acrylic and porcelain in all axes. Given the size of our products, we have chosen AMAN 4060 4axis 800W Z = 13.

The largest desktop in line at the machine AMAN 4060 4axis 800W Z = 13 is 40x60 cm. At such sizes, the 800-watt spindle, rotary axis, the machine is very promising vehicle for business. The software of the machine supports popular graphic tools, vector and 3D formats, which is convenient for our process, because the variety of the engraving can be more advanced.

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The200 Watt Spindle power grabs for the manufacture of tablets, cutting wood, engraving, personalize gifts and related. The dimensions and weight allow us to set the machine in a small room, which reduce our office renting expanses.

The main types of treatment of our machine are as following:

вЂў engraving

вЂў cutting

вЂў 3d-milling

вЂў drilling

вЂў milling and engraving on the pivot axis.

Our machine allows us to handle work with such materials as wood, plastic, plexiglas, chipboard, MDF, plywood and light metals (copper, aluminum, brass).

The main features of our machine are presented as following:

AMAN 4060 800W (z = 13)

Working field size	600 x 400 x 130 mm
Number of axes	4 (XYZ + A-rotary axis)
Spindle power	800W
Water cooling	ER11
Resolution	0.003125 mm
Maximum speed (work / pitch, mm / min)	2000/3000
Spindle speed (rev / min)	to 24000
The control system	Mach3 interface, Windows
Compatible software	MACH3, ARTCAM, TYPE 3, UCANCAM
Power supply	220V В± 10% 50HZ
Dimensions (mm) / Weight (kg)	640x810x530 / 72

The cost of the machine is $ 3,140. To control the machine will need a computer with LPT-port and installed Windows operating system. In this case our director will use his own computer, until we generated significant revenues or proceeds from this offering to but a computer for the CompanyвЂ™s needs.

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Raw Materials

For reliability and durability, we are going to use wood and aluminum in the production of kalabases. We believe that this material will last longer, and it has become more popular than the pumpkin, which often cracks and use to be a mail material for kalabases manufacturing. Therefore, we will use wood and aluminum in our operations.

The following items can present a full set of our equipment:

- 3D Milling machine

- A computer

- Graphic Apps

- Replacement cutters for the machine

Calculation of our expenses is as following:

Item	Country	Quantity	Cost
3D Milling machine	China	1 (0,274 m3)	$3,140
Sets of cutters	China	1 (0, 001 m3)	$200
Aluminum	China	0.5 (0,5 m3)	$35
Bombilla	China	400 (0,016 m3)	$1,680
Wood	Paraguay	1 (1 m3)	$300

Total price for our purchased equipment and raw materials is $5,500. The Company is planning to order raw materials on a regular basis, for example once in two month in case of having regular orders from customers.

Kalmin Corp. has signed an Equipment Sale Contact with our vendor for supplying equipment and raw materials to our company. The Company also has verbal negotiations with several companies for supplying materials to us. There are no written agreements with any of these companies as of the date of this filing.

Target market

Mate tea is becoming more and more popular in the world. ScientistsвЂ™ research about which we wrote above only develops the popularity of this tea. This trend is worldwide.

Kalmin Corp. intends to create high-quality and durable product for anyone who wants to take care of their health and drink healthy drinks.

Industry analysis and competition

Many companies in this sector have begun to experiment with the material for production. Some are making kalabas even silicone now. We chose the path of the most useful and reliable material such as wood. For example to compare with pumpkin from which the initial production of kalabas was started from, wood leaves its taste and smell as well as a more durable and long lasting.

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Our company will make special beautiful patterns on our kalabas with our 3D Milling machine. We can make individual and unique engraving on our product. Kalmin Corp. will give the originality and beauty to the manufactured products that will release us from the crowd.

Markets

We believe that our product is popular around the world. We will be able to cooperate with shops tea and tea accessories worldwide, when our business is successfully developed. Kalmin Corp. will collaborate with online stores and specialized sites on the subject of mate tea around in Paraguay first and then in the closest neighborhood countries..

As of the dated of this filing we started our production in Caacupe, and fulfilled two initial orders of our products for our first customer, contract with this customer is filed as exhibit to this registration statement.

Marketing

To promote our products, we need a website and cooperation with other specialized sites and online stores. As well as possible local advertising like billboards, search for local buyers. We will search both ways of selling our products at the same time, it will be wholesale and retail sale of kalabases and bombillas.

We are planning to affix every product, including those distributed via retail points, with a business card with information about Kalmin Corp., information about the product and contact details. In orders to enhance the feeling of uniqueness of our products, we may also indicate a unique reference number on the business card to accompany each Kalmin Corp. product. We will develop discount system for our partners and clients.

We can also make individual and unique engravings on our product. Our company is planning to open our own online store in the future, when our operation grows.

Employees

For production we need only one master. Our director Jose Galarza owns the excellent craft skills and can create kalabases with this 3D Milling machine. He also has skills to use image editor for our machine, which allows him very easily create our products.

Office

According to our calculations, we need a small place for production, about 30-40 sq. m. We can divide our office into two spaces, working place and a small shopping room where you can see examples of our products. As of the date of this filing we have signed a lease agreement for one-year term of leasing an office space of 35 sq. m in Asuncion 1899 Paraguay. The lease agreement is files as an exhibit to this registration statement.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

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Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of products for production and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business. We do not need to receive any government approvals necessary to conduct our business; however, we will have to comply with all applicable export and import regulations.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Jose Galarza Alberdi 1045 Caacupe, Paraguay	22	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Jose Galarza has acted as our President, treasurer, secretary and director since our incorporation on July 20, 2016. There was no any arrangement or understanding between Mr. Galarza and any other person(s) pursuant to which he was selected as a director of the company. Last job of Mr. Galarza was working as a freelancer in creating and modeling of 3D objects such as prototypes of toys, furniture, vases and dishes. Mr. Galarza is currently engaged only in operation of Kalmin Corp. and he does not have any other job or business activities except our company. Mr. Galarza owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Galarza was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Mr. Galarza intends to spend 75% of his time to planning and organizing activities of Kalmin Corp., which means he will devote approximately 20 hours per week to the companyвЂ™s business.

During the past ten years, Mr. Galarza has not been the subject to any of the following events:

1.       Any bankruptcy petition filed by or against any business of which Mr. Galarza was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

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2.       Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.       An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. GalarzaвЂ™s involvement in any type of business, securities or banking activities.

4.       Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.       Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.       Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.       Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.        Any Federal or State securities or commodities law or regulation; or

ii.        Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.       Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.       Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.

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DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Jose Galarza, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no existing relationships which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each directorвЂ™s business and personal activities and relationships as they may relate to our management and us.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on July 20, 2016 until November 30, 2016:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Jose Galarza President and Treasurer	July 20 2016 until November 30, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Galarza currently devotes approximately 75% of his time to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

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Director Compensation

The following table sets forth director compensation as of November 30, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jose Galarza	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jose Galarza is our officer, director, control person and promoter and he shall receive no compensation for the placement of the offering. There is no any promoter(s) of the company other than Mr. Galarza.

On August 23, 2016 we issued a total of 4,000,000 shares of restricted common stock to Jose Galarza in consideration of $4,000. Further, Mr. Galarza has advanced funds to us. Mr. Galarza will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Galarza. Jose Galarza will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation. There is no assurance that we will ever generate significant revenues from our operations. The obligation to Mr. Galarza does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Galarza or the repayment of the funds to Mr. Galarza. We have a verbal agreement with Mr. Galarza that, if necessary, he will loan the company funds to complete the registration process.

As of November 30, 2016 our company Kalmin Corp. has generated limited revenues of $4,300 from selling our kalabases and bombillas to our first customer Tienda Calabaza Mate the sales contract with who is filed as an exhibit to this registration statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 30, 2016: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Jose Galarza, Alberdi 1045 Caacupe, Paraguay	4,000,000 shares of common stock (direct)		100%

				100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of November 30, 2016, there were 4,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

As we are a вЂњshell companyвЂќ as that term is defined by the applicable federal securities laws, because of the nature and amount of our assets and our very limited operations, applicable provisions of Rule 144 specify that during that time that we are a вЂњshell companyвЂќ and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. As result, one year after we cease being a вЂњshell companyвЂќ, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us, to cease being a вЂњshell companyвЂќ, we must have more than nominal operations history and more assets and revenues.

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Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 4,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Kalmin Corp. has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 3,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The person offering the securities on your behalf may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

In connection with the companyвЂ™s selling efforts in the offering, Jose Galarza will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the вЂњsafe harborвЂќ provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the вЂњExchange ActвЂќ). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuerвЂ™s securities. Mr. Galarza is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Galarza will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Jose Galarza is not, nor has he been within the past twelve months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Galarza will continue to primarily perform substantial duties for the company or on its behalf otherwise than in connection with transactions in securities. Mr. Galarza will not participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Exchange Act Rule 3a4-1(a) (4)(i) or (iii). Mr. Galarza may solicit the investors through personal contact, by telephone or mail/email. He will identify those who might have an interest in purchasing shares among his personal friends and business associates. He will not use any supplemental materials in this regard.

Kalmin Corp. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the company must be made at the fixed price of $0.02 for up to 240 days from the effective date of this prospectus.

44

The companyвЂ™s shares may be sold to purchasers from time to time directly by and subject to the discretion of the company. Further, the company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Kalmin Corp. has complied.

In addition, and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We have no intention of inviting broker-dealer participation in this Offering. Kalmin Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be $7,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement; and deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to вЂњKalmin Corp.вЂќ The company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

45

State Securities - Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Kalmin Corp. has complied. In addition, and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

46

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of November 30, 2016, there were 4,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Jose Galarza owns 4,000,000 shares.

Jose Galarza, our sole officer and director will offer our securities to his personal friends and family in Paraguay and relatives and friends in neighboring countries. We will not utilize advertising or make a general solicitation for our offering, but rather, Mr. Galarza will personally and individually contact each investor. Mr. Galarza has no experience in selling securities to investors. Mr. Galarza will not purchase securities in this offering.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the companyвЂ™s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the companyвЂ™s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

47

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $60,000, directly or indirectly, in the company or any of its parents or subsidiaries. Nor was any such person connected with Kalmin Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

GBH CPAs, PC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. GBH CPAs, PC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Chiang, Tien Jen with the address of B303D, No. 185 Kewang Rd, Longtan Township, Taoyuan County, Taiwan (R.O.C) 325 has opined on the validity of the shares of common stock being offered hereby.

48

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SECвЂ™s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by GBH CPAs, PC.

The financial information presented is the audited financial statements for the period from Inception (July, 2016) to August 31, 2016 and the unaudited financial statements for the three months ended November 30, 2016.

49

KALMIN CORP.

Financial Statements

50

KALMIN CORP.

Balance Sheets

(Unaudited)

ASSETS	November 30, 2016	August 31, 2016
Current Assets
Cash and cash equivalents	$1,485	$581
Prepaid expenses	2,055	2,040
Inventory	1,391	-
Total Current Assets	4,931	2,621
Property and equipment, net of accumulated depreciation	3,264	-
Total Assets	$8,195	$2,621

LIABILITIES AND STOCKHOLDERвЂ™S EQUITY (DEFICIT)
Current Liabilities
Advances from director	$8,453	$853
Total Liabilities	8,453	853

StockholderвЂ™s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding	4,000	4,000
Accumulated deficit	(4,258)	(2,232)
Total StockholderвЂ™s Equity (Deficit)	(258)	1,768
Total Liabilities and StockholderвЂ™s Equity (Deficit)	$8,195	$2,621

See accompanying notes to these financial statements.

51

KALMIN CORP.

Statement of Operations

Three months ended November 30, 2016

(Unaudited)

Three months ended November 30, 2016

Revenues	$4,300
Cost of Goods Sold	673
Gross Profit	3,627

Operating Expenses:
General and Administrative Expenses	5,653
Total Operating Expenses	5,653

Loss from Operations	(2,026)

Provision for Income Taxes	-

Net Loss	$(2,026)

Net Loss Per Share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	4,000,000

See accompanying notes to these financial statements.

52

KALMIN CORP.

Statement of Cash Flows

Three months ended November 30, 2016

(Unaudited)

Three months ended November 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,026)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	172
Changes in operating assets and liabilities:
Prepaid expenses	(15)
Inventory	(1,391)
Cash Flows Used In Operating Activities	(3,260)
(3,436)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment
Cash Flows Used In Investing Activities	(3,436)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from director	7,600
Cash Flows Provided By Financing Activities	7,600

Net Increase In Cash	904

Cash, beginning of period	581

Cash, end of period	$1,485

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes to these financial statements.

53

KALMIN CORP.

Notes to the Financial Statements

November 30, 2016

NOTE 1 вЂ“ ORGANIZATION AND NATURE OF BUSINESS

Kalmin Corp. (вЂњthe CompanyвЂќ, вЂњweвЂќ, вЂњusвЂќ or вЂњourвЂќ) was incorporated on July 20, 2016 in the State of Nevada of the United States of America. We manufacture and sell the necessary equipment for drinking mate - kalabas and bombilla. Many options are available for the production of kalabas (calabash), a traditional vessel for drinking yerba mate, and we choose to use wood and aluminum for reliability and durability. We start with kalabases of a single type and will expand to a range of cup sizes in the future.

NOTE 2 вЂ“ GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had limited revenues as of November 30, 2016, and has incurred a net loss.  The Company has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the CompanyвЂ™s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of managementвЂ™s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 вЂ“ SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (вЂњU.S. GAAPвЂќ) for interim unaudited consolidated financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete consolidated financial statements. The unaudited consolidated financial statements furnished reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended August 31, 2016 and notes thereto contained in the CompanyвЂ™s Registration Statement on Form S-1.

54

KALMIN CORP.

Notes to the Financial Statements

November 30, 2016

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $1,485 of cash as of November 30, 2016.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (вЂњFIFOвЂќ) method.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Fair Value of Financial Instruments

Accounting Standards Codification (вЂњASCвЂќ) Topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the CompanyвЂ™s loan from shareholder approximates its fair value due to their short-term maturity.

55

KALMIN CORP.

Notes to the Financial Statements

November 30, 2016

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue when the four basic criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. As of November 30, 2016, the Company has generated limited revenue of $4,300.

Earnings (Loss) Per Share

Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of November 30, 2016, there were no potentially dilutive debt or equity instruments issued or outstanding.

Currencies

The CompanyвЂ™s reporting and functional currencies are both the U.S. dollar.  Foreign currency transaction gains and losses are included in other income (expense).

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Subsequent Events

The Company has analyzed its transactions subsequent to November 30, 2016 through January 19, 2016 (the date these financial statements were available for issuance) for consideration of any material subsequent events to disclose in these financial statements.

56

KALMIN CORP.

Notes to the Financial Statements

November 30, 2016

NOTE 4 вЂ“ PROPERTY AND EQUIPMENT

As of November 30, 2016, property and equipment consisted of the following:

	Useful Lives (Years)	November 30, 2016
Machinery and equipment	5	$3,436
Less accumulated depreciation		(172)
Net property and equipment		$3,264

NOTE 5 вЂ“ ADVANCE FROM DIRECTOR

As of November 30, 2016, our sole director has advanced $8,453 to the Company. This advance is unsecured, non-interest bearing and due on demand.

NOTE 6 вЂ“ COMMON STOCK

On August 23, 2016 the Company issued 4,000,000 shares of common stock to a director for cash proceeds of $4,000 at $0.001 per share.

NOTE 7 вЂ“ COMMITMENTS AND CONTINGENCIES

Company has entered into a one-year rental agreement for office space for a $180 monthly fee, starting on September 1, 2016.

NOTE 8 вЂ“ INCOME TAXES

As of November 30, 2016, the Company had net operating loss carry forwards of approximately $4,258 that may be available to reduce future yearsвЂ™ taxable income in varying amounts through 2036. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at November 30, 2016 was approximately $1,448. The net change in valuation allowance during the three months ended November 30, 2016 was $689. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

57

KALMIN CORP.

Notes to the Financial Statements

November 30, 2016

Management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of November 30, 2016.

Net deferred tax assets consist of the following:

	As of November 30, 2016	As of August 31, 2016
Non-current deferred tax assets:
Net operating loss carry forward	$(1,448)	$(759)
Valuation allowance	1,448	759
Net deferred tax assets	$-	$-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the period of three months ended November 30, 2016 as follows:

Three months ended November 30, 2016
Computed вЂњexpectedвЂќ tax expense (benefit)	$(689)
Change in valuation allowance	689
Actual tax expense (benefit)	$-

58

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Kalmin Corp.

Caacupe, Paraguay

We have audited the accompanying balance sheet of Kalmin Corp. as of August 31, 2016, and the related statements of operations, stockholdersвЂ™ equity, and cash flows for the period from July 20, 2016 (inception) to August 31, 2016.  Kalmin Corp.вЂ™s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting.  Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the CompanyвЂ™s internal controls over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kalmin Corp. as of August 31, 2016, and the results of its operations and its cash flows for the period from July 20, 2016 (inception) to August 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Kalmin Corp. will continue as a going concern.  As discussed in Note 2 to the financial statements, Kalmin Corp. has not established a stabilized source of revenue sufficient to cover its operating costs over an extended period of time, which raises substantial doubt about its ability to continue as a going concern.  ManagementвЂ™s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

November 7, 2016

59

KALMIN CORP.

Balance Sheet

As of August 31, 2016

ASSETS	August 31, 2016
Current Assets
Cash and cash equivalents	$581
Prepaid expenses	2,040
Total Assets	$2,621

LIABILITIES AND STOCKHOLDERвЂ™S EQUITY
Liabilities
Current Liabilities
Advance from director	$853
Total Liabilities	853

StockholderвЂ™s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding	4,000
Additional paid-in capital	-
Accumulated income (deficit)	(2,232)
Total StockholderвЂ™s Equity	1,768
Total Liabilities and StockholderвЂ™s Equity	$2,621

See accompanying notes to these financial statements.

60

KALMIN CORP.

Statement of Operations

From July 20, 2016 (Inception) to August 31, 2016

From July 20, 2016 (Inception) to August 31, 2016

REVENUES	$-
Cost of Goods Sold	-
Gross Profit	-

OPERATING EXPENSES
General and Administrative Expenses	2,232
TOTAL OPERATING EXPENSES	2,232

NET LOSS FROM OPERATIONS	(2,232)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(2,232)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	837,209

See accompanying notes to these financial statements.

61

KALMIN CORP.

Statement of Changes in StockholderвЂ™s Equity

From July 20, 2016 (Inception) to August 31, 2016

	Common Stock		Additional Paid-in	Accumulated Deficit	Total StockholderвЂ™s
	Shares	Amount	Capital		Equity

Inception, July 20, 2016	-	$ -	$ -	$ -	$ -

Shares issued for cash at $0.001 per share on August 23, 2016	4,000,000	4,000	-	-	4,000

Net loss	-	-	-	(2,232)	(2,232)

Balance, August 31, 2016	4,000,000	$ 4,000	$ -	$ (2,232)	$ 1,768

See accompanying notes to these financial statements.

62

KALMIN CORP.

Statement of Cash Flows

From July 20, 2016 (Inception) to August 31, 2016

From July 20, 2016 (Inception) to August 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (2,232)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(2,040)
CASH FLOWS USED IN OPERATING ACTIVITIES	(4,272)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	4,000
Advance from director	853
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	4,853

NET INCREASE IN CASH	581

Cash, beginning of period	-

Cash, end of period	$ 581

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes to these financial statements.

63

KALMIN CORP.

Notes to the Financial Statements

August 31, 2016

NOTE 1 вЂ“ ORGANIZATION AND NATURE OF BUSINESS

Kalmin Corp. (вЂњthe CompanyвЂќ, вЂњweвЂќ, вЂњusвЂќ or вЂњourвЂќ) was incorporated on July 20, 2016 in the State of Nevada of the United States of America. We manufacture and sell the necessary equipment for drinking mate - kalabas and bombilla. Many options are available for the production of kalabas (calabash), a traditional vessel for drinking yerba mate, and we choose to use wood and aluminum for reliability and durability. We start with kalabases of a single type and will expand to a range of cup sizes in the future.

NOTE 2 вЂ“ GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues from July 20, 2016 (inception) through August 31, 2016, and has incurred a net loss. The Company has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the CompanyвЂ™s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of managementвЂ™s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 вЂ“ SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The CompanyвЂ™s year-end is August 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $581 of cash as of August 31, 2016.

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KALMIN CORP.

Notes to the Financial Statements

August 31, 2016

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first in, first out (вЂњFIFOвЂќ) method.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Fair Value of Financial Instruments

Accounting Standards Codification (вЂњASCвЂќ) Topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	Defined as observable inputs such as quoted prices in active markets;
Level 2:	Defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	Defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the CompanyвЂ™s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Earnings (Loss) Per Share

Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from July 20, 2016 (inception) to August 31, 2016, there were no potentially dilutive debt or equity instruments issued or outstanding.

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KALMIN CORP.

Notes to the Financial Statements

August 31, 2016

Revenue Recognition

The Company recognizes revenue when the four basic criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to August 31, 2016, the Company has generated no revenue.

Currencies

The CompanyвЂ™s reporting and functional currencies are both the U.S. dollar.  Foreign currency transaction gains and losses are included in other income (expense).

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Subsequent Events

The Company has analyzed its transactions subsequent to August 31, 2016 through November 7, 2016 (the date these financial statements were available for issuance) for consideration of any material subsequent events to disclose in these financial statements.

NOTE 4 вЂ“ ADVANCE FROM DIRECTOR

During the period from July 20, 2016 (inception) to August 31, 2016, our sole director has advanced $853 to the Company. This advance is unsecured, non-interest bearing and due on demand.

NOTE 5 вЂ“ COMMON STOCK

On August 23, 2016 the Company issued 4,000,000 shares of common stock to a director for cash proceeds of $4,000 at $0.001 per share.

NOTE 6 вЂ“ COMMITMENTS AND CONTINGENCIES

Company has entered into a one-year rental agreement for office space for a $180 monthly fee, starting on September 1, 2016.

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KALMIN CORP.

Notes to the Financial Statements

August 31, 2016

NOTE 7 вЂ“ INCOME TAXES

As of August 31, 2016, the Company had net operating loss carry forwards of approximately $2,232 that may be available to reduce future yearsвЂ™ taxable income in varying amounts through 2036. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at August 31, 2016 was approximately $759. The net change in valuation allowance during the year ended August 31, 2016 was $759. In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of August 31, 2016.

Net deferred tax assets consist of the following:

From July 20, 2016 (Inception) to August 31, 2016
Non-current deferred tax assets:
Net operating loss carry forward	$(759)
Valuation allowance	$759
Net deferred tax assets	$-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the period from July 20, 2016 (inception) to August 31, 2016 as follows:

From July 20, 2016 (Inception) to August 31, 2016
Computed вЂњexpectedвЂќ tax expense (benefit)	$(759)
Change in valuation allowance	$759
Actual tax expense (benefit)	$-

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PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

KALMIN CORP.

Dealer Prospectus Delivery Obligation Until

_________________________ ______, 2017, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealersвЂ™ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$6.05
Auditors Fees and Expenses	$3,500.00
Legal Fees and Expenses	$1,500.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$7,00 6.0 5

(1)      All amounts are estimates, other than the SECвЂ™s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

Kalmin Corp.вЂ™s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out his duties or his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Kalmin Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

On August 23, 2016 we issued a total of 4,000,000 shares of restricted common stock to Jose Galarza for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,000. Kalmin Corp made the offer and sales in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the вЂњSecurities ActвЂќ), on the basis that the securities were offered and sold in a non-public offering to a вЂњsophisticated investorвЂќ who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit

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Number                Description of Exhibit

3.1*             Articles of Incorporation of the Registrant

3.2*             Bylaws of the Registrant

5.1 *              Opinion of Chiang, Tien Jen

10.1*              Verbal Agreement between Jose Galarza and Kalmin Corp.

10.2*             Sales Contract

10.3*             Lease Agreement

10.4*             Equipment Sale Contact

23.1               Consent of GBH CPAs, PC

23.2 *             Consent of Chiang, Tien Jen (Contained in exhibit 5.1)

99.1*            Form of Subscription Agreement

*- Files were previously filed.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)       Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 100(b) (В§230.100(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the вЂњCalculation of Registration FeeвЂќ table in the effective registration statement.

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 100(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first  use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 100; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the вЂњActвЂќ) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Caacupe, Paraguay on February 16, 2017.

By:	/s/	Jose Galarza
	Name:	Jose Galarza
	Title:	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Signature	Title	Date

/s/Jose Galarza	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	February 1 6, 2017
Jose Galarza

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